As filed with the Securities and Exchange Commission on November 1, 2016

Registration No. 333-211151

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE NO. 1 TO FORM S-3
REGISTRATION STATEMENT
Under The Securities Act of 1933

AETHLON MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

13-3632859
(I.R.S. Employer Identification Number)

9635 Granite Ridge Drive, Suite 100 San Diego, California 92123 (858) 459-7800
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James A. Joyce 9635 Granite Ridge Drive, Suite 100 San Diego, California 92123 (858) 459-7800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies of all correspondence to: Jolie Kahn, Esq. 2 Liberty Place, Suite 3401 Philadelphia, PA 19102 Telephone (215) 253-6645

Approximate Date of Commencement of the Proposed Sale to the Public: As soon as practicable after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ File No. 333-211151

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   [_]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   [_]

EXPLANATORY NOTE

This Post-Effective Amendment No.12 on Form S-3 (“PE Amendment No. 1”) of Aethlon Medical, Inc. hereby amends Registration Statement on Form S-3 which was filed with the Securities and Exchange Commission (the “Commission”) on May 5, 2016, as previously amended and declared effective on May 12, 2016 (“Registration Statement”), and is being filed pursuant to Rule 462(d) of the Commission (“Rule 462(d)”) solely for the purpose of filing the following exhibit to replace Exhibit 5.1 filed with respect to the Registration Statement:

Exhibit 5.1 — Opinion of Jolie Kahn, Esq. regarding legality of the securities being registered.

PE Amendment No. 1 contains only Item 8 of Part II and the exhibit set forth above, and those unaffected parts or other exhibits are not included herein. Pursuant to Rule 462(d), this PE Amendment No. 1 is effective upon filing with the Commission.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

INDEX TO EXHIBITS

1.1	Form of Underwriting Agreement *

2.1	Agreement and Plan of Reorganization Between Aethlon Medical, Inc. (formerly, Bishop Equities, Inc.) and Aethlon, Inc. dated March 10, 1999 (1)

2.2	Agreement and Plan of Reorganization Between Aethlon Medical, Inc. (formerly, Bishop Equities, Inc.) and Hemex, Inc. dated March 10, 1999 (1)

3.1	Articles of Incorporation of Aethlon Medical, Inc., as amended (4)

3.2	Bylaws of Aethlon Medical, Inc., as amended (2)

4.1	Form of Common Stock Certificate (3)

4.2	Form of Indenture **

4.3	Form of Debt Security *

4.4	Form of Warrant Certificate *

4.5	Form of Warrant Agreement *

4.6	Form of Unit Agreement *

5.1	Opinion of Jolie Kahn, Esq. ****

23.1	Consent of Independent Registered Public Accounting Firm (Squar Milner LLP) **

23.2	Consent of Jolie Kahn, Esq. (included in Exhibit 5.1) ****

24.1	Power of Attorney (included on page II-6 of this registration statement as filed on May 5, 2016)

25.1	Statement of Eligibility of Trustee on Form T-1 ***

* To the extent applicable, to be filed by an amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended, and incorporated by reference herein.

** Filed as part of Pre-Effective No. 1 to the Company’s Registration Statement on Form S-3 (File No. 333-211151) filed on May 11,2016.

*** To the extent applicable, to be filed by amendment or pursuant to Trust Indenture Act Section 305(b)(2).

**** Filed herewith.

(1)	Filed with the Company's Current Report on Form 8-K/A dated March 26, 1999 and incorporated by reference.

(2)	Filed with the Company’s Annual Report on Form 10-K filed on June 26, 2015 for the year ended March 31, 2015 and incorporated by reference.

(3)	Filed with the Company’s Registration Statement on Form S-1 (File No. 333-201334) filed on December 31, 2014 and incorporated by reference.

(4)	Filed as part of the Company’s Registration Statement on Form S-3 (File No. 333-211151) filed on May 5, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on November 1, 2016.

AETHLON MEDICAL, INC., a Nevada corporation /s/ James A. Joyce By: James A. Joyce Its: Chief Executive Officer

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POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James A. Joyce and James B. Frakes, or either of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933, as amended, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ James A. Joyce James A. Joyce	Chairman, Chief Executive Officer, Principal Executive Officer	November 1, 2016

/s/ James B. Frakes James B. Frakes	Chief Financial Officer, Principal Accounting Officer	November 1, 2016

* Franklyn S. Barry, Jr.	Director	November 1, 2016

* Edward G. Broenniman	Director	November 1, 2016

* Rodney S. Kenley	Director	November 1, 2016

* Chetan S. Shah, MD	Director	November 1, 2016

* By: /s/ James B. Frakes

James B. Frakes, Attorney-in-Fact

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